UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 8, 2007, Shanxi Putai Resources Limited (“Putai”), a wholly owned indirect subsidiary of Puda Coal, Inc. (the “Company”), completed an acquisition of 90% of the total registered capital of Shanxi Puda Coal Group Co., Ltd. (“Shanxi Coal”), an entity controlled by Putai through a series of Agreements (described below). The terms of the Share Transfer Agreement were described in the current report on Form 8-K filed on September 19, 2007 and such disclosure is incorporated herein by reference. In connection with the completion of the acquisition, Putai terminated the Exclusive Option Agreement as well as the Exclusive Consulting Agreement, Operating Agreement, Technology License Agreement and Authorization (collectively, the “Agreements”), each entered into on June 24, 2005 among Putai, Shanxi Coal, and Zhao Ming and Zhao Yao.

Prior to the acquisition of Shanxi Coal, the Company did not have a direct equity interest in Shanxi Coal, however, through the Agreements, its wholly owned subsidiary Putai managed and controlled the operations of Shanxi Coal and received all the economic benefits of Shanxi Coal and bore all the risks derived from Shanxi Coal’s operations. Through the Agreements, Putai was entitled to receive 100% of the operating cash flow of Shanxi Coal, and Putai guaranteed the performance of all contracts, agreements and transactions executed by Shanxi Coal and related to Shanxi Coal’s business. The material terms of the Agreements are described in the current report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2007. The purpose of the Agreements was to establish the Company’s control over Shanxi Coal, through Putai, via a contractual structure as opposed to direct equity ownership. Once Putai’s acquisition of 90% of the total registered capital of Shanxi Coal became effective upon the government approval and Putai gained the control of Shanxi Coal via direct equity ownership, the Agreements, which are no longer necessary for the control of Shanxi Coal, were terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 8, 2007, upon the receipt of the Chinese government’s approval of the transaction, Putai closed a share acquisition pursuant to a Share Transfer Agreement with the owners of Shanxi Coal, Zhao Ming and Zhao Yao. Upon the closing, Putai acquired 90% of the total registered capital of Shanxi Coal. Putai is required to pay Zhao Ming and Zhao Yao an acquisition price of RMB 20,250,000 (approximately $2,691,566) by December 12, 2007, which was 90% of the amount of Shanxi Coal’s total registered capital as agreed upon in the Exclusive Option Agreement. Upon the closing, Putai became a 90% owner of Shanxi Coal and Shanxi Coal remains a fully consolidated subsidiary of the Company.

Insofar as Zhao Ming and Zhao Yao are principal stockholders of the Company, the audit committee of the Company, being constituted solely of independent directors, reviewed and recommended the above transaction. The audit committee of the Company determined that it was in the best interest of the Company and its stockholders to have Putai exercise the option and acquire 90% of the registered capital of Shanxi Coal.

Zhao Ming, a director, Chief Executive Officer, and 53% owner of the Company, together with his brother, Zhao Yao, a 13% owner of the Company, were the only owners of Shanxi coal before the acquisition and had an interest in the above transaction. Neither Zhao Ming nor Zhao Yao was present at the audit committee meeting or participated in the board of directors’ review or approval of the transaction in any manner.

Prior to the completion of the acquisition, Shanxi Coal was already a controlled entity of Puda Coal and its financial statements are consolidated into the consolidated financial statements of Puda Coal.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Share Transfer Agreement, between Putai and Zhao Ming, dated September 13, 2007 (incorporated herein by reference from Exhibit 10.1 to Form 8-K filed on September 19, 2007)

10.2	Share Transfer Agreement, between Putai and Zhao Yao, dated September 13, 2007 (incorporated herein by reference from Exhibit 10.2 to Form 8-K filed on September 19, 2007)

10.3	Agreement, among Putai, Shanxi Coal, Zhao Ming and Zhao Yao, dated September 13, 2007 (incorporated herein by reference from Exhibit 10.3 to Form 8-K filed on September 19, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: November 15, 2007	By:	/s/ Ming Zhao
Ming Zhao
Chief Executive Officer, President and Chairman of the Board